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                                                                Exhibit 3(ii)

             T H E   L I N C O L N   E L E C T R I C   C O M P A N Y
             -------------------------------------------------------

                       SECOND RESTATED CODE OF REGULATIONS
                       -----------------------------------

                                    ARTICLE I
                                    ---------

                                     SHARES
                                     ------

1. REGISTRATION AND TRANSFER OF CERTIFICATES. Each shareholder of the Corporation whose shares have been fully paid for shall be entitled to a certificate or certificates showing the number of shares registered in his name on the books of the Corporation. Each certificate shall be signed by the Chairman of the Board or the President or Vice-President of the Corporation and the Secretary or Assistant Secretary or the Treasurer or an Assistant Treasurer. Shares shall be transferred only on the books of the Corporation by the holder thereof, in person or by Attorney, upon surrender and cancellation of certificates for a like number of shares.

2. SUBSTITUTED CERTIFICATES. The Board of Directors may authorize the issuance of a new certificate in place of any certificate theretofore issued by the Corporation alleged to have been lost or destroyed; in its discretion requiring the owner of the lost or destroyed certificate, or the legal representative, to give the Corporation a bond in such sum as the Board of Directors may direct as indemnity against any claim that may be made against the Corporation; or, if in the judgment of the Board it is proper to do so, a new certificate may be issued without requiring any bond.






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3.       SHAREHOLDERS ENTITLED TO NOTICE AND TO VOTE. The Board of Directors may
         fix a time not exceeding forty-five (45) days preceding the date of any meeting of shareholders, or any dividend payment date, or any date for the allotment of rights, as a record date for the determination of the shareholders entitled to notice of such meeting, or to vote thereat, or to receive such dividends or rights, as the case may be, or in lieu thereof, the Board of Directors may close the books of the Corporation against the transfer of shares during the whole or any part of such period.

                                   ARTICLE II
                                   ----------

                            MEETINGS OF SHAREHOLDERS
                            ------------------------

1. ANNUAL MEETING. The Annual Meeting of shareholders shall be held at such date, time and place as may be designated from time to time by the Board of Directors, for the election of Directors and the consideration of reports to be laid before the meeting. Upon due notice there may also be considered and acted upon at the Annual Meeting any matter which can properly be considered and acted upon at a special meeting, in which case and for which purpose the Annual Meeting shall also be considered as, and shall be, a special meeting. When an Annual Meeting is not held or Directors are not elected thereat, they may be elected at a special meeting called for that purpose.






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2.       SPECIAL MEETINGS. Special meetings of the shareholders may be called by the President, or an Executive or Senior Vice- President, or the Chairman of the Board of Directors, or by the Executive Committee, or by a majority of the Board of Directors, acting with or without a meeting, or by persons who hold twenty-five percent of all the shares outstanding and entitled to vote thereat, at such place or places as may be designated in the call therefore, and notice thereof; provided, however, that a meeting for the election of Directors may be held only within the State of Ohio.

3. NOTICE OF MEETINGS. Notice of meetings of shareholders shall be given in writing by the Secretary, or in his absence by the Chairman of the Board or President or a Vice-President, and such notice shall state the purpose or purposes for which the meeting is called, and the time and place where it is to be held, and shall be served or mailed to each shareholder of record entitled to vote at such meeting or entitled to notice thereof, at least ten (10) days prior to the meeting. If mailed, it shall be directed to the shareholder at his address as it appears upon the records of the Corporation. In the event of the transfer of shares after notice has been given and prior to the holding of the meeting, it shall not be necessary to serve notice upon the transferee. Notice of the time, place and purpose of any meeting of shareholders may be waived by the written





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         assent of every shareholder entitled to notice, filed with or entered upon the records of the meeting, either before or after the holding thereof.

5. QUORUM. The holders of a majority of the shares issued and outstanding, entitled to vote, present either in person or by proxy, shall constitute a quorum, unless a larger number is required by the laws of Ohio, in which case the number required by the laws of Ohio, present either in person or by proxy, shall constitute a quorum, but any less number may adjourn the meeting from time to time, until a quorum is obtained, and no further notice of such adjourned meeting need be given other than by announcement at the meeting at which such adjournment is taken.

6. PROXIES. Each shareholder entitled to vote shall be entitled to one vote, either in person or by proxy, for each share of the Corporation standing in his name at the time of the closing of the books for such meeting. No proxy shall be valid after the expiration of eleven (11) months from the date thereof, unless a longer time be specified therein. Proxies shall be in writing but need not be sealed, witnessed or acknowledged and shall be filed with the Secretary at or before the meeting.






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                                   ARTICLE III
                                   -----------

                               BOARD OF DIRECTORS
                               ------------------

1. NUMBER AND ELECTION. The powers and authority of the Corporation shall be exercised and its business managed and controlled by a Board of Directors. The election of Directors shall be by ballot and shall be held at the Annual Meeting of shareholders or at a special meeting called for that purpose. The maximum number of the Directors of the Corporation shall be eighteen. Subject to such maximum, the number of Directors may be fixed or changed (a) at a meeting of the shareholders called for the purpose of electing Directors at which a quorum is present, by the affirmative vote of the holders of a majority of the shares that are represented at the meeting and entitled to vote on the proposal, and (b) by the Directors, by the vote of a majority of their number, who may also fill any Director's office that is created by an increase in the number of Directors. The Directors shall be divided into three classes, as nearly equal in number as possible, as determined by the Board of Directors of the Corporation. A separate election shall be held for each class of Directors as hereinafter provided. Directors elected at the first election for the first class shall hold office for the term of one year from the date of their election and until the election of their successors, Directors elected at the first





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         election for the second class shall hold office for the term of two years from the date of their election and until the election of their successors, and Directors elected at the first election for the third class shall hold office for the term of three years from the date of their election and until the election of their successors. At each annual election, the successors to the Directors of each class whose terms shall expire in that year shall be elected to hold office for the term of three years from the date of their election and until the election of their successors. In case of any increase in the number of Directors of any class, any additional Directors elected to such class shall hold office for a term which shall coincide with the term of such class.

2. VACANCY AND REMOVAL. All Directors, for whatever terms elected, shall hold office subject to applicable statutory provisions as to the creation of vacancies and removal; provided, however, that all Directors, all the Directors of a particular class or any individual Director may be removed from office, without assigning any cause, only by the affirmative vote of the holders of at least two-thirds of the voting power of the outstanding shares of stock entitled to vote generally on the election of Directors.

3.       RESIGNATION.  Any Director may resign at any time. Such





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         resignation shall be made in writing and shall take effect at the time specified therein. If no time is specified, it shall become effective from the time of its receipt by the Corporation, and the Secretary shall record such resignation, noting the day, hour and minute of its reception. The acceptance of a resignation shall not be necessary to make it effective.

4. MEETINGS. Directors may meet at such times and at such places within or without the State of Ohio as they may determine. Special meetings of the Board of Directors may be called by the Chairman of the Board of Directors or the President on one day's notice to each Director by whom such notice is not waived, given either personally or by mail, telephone, telegram, telex, facsimile or similar medium of communication, and will be called by the Chairman of the Board of Directors or the President, in like manner and on like notice, on the written request of not less than one-third of the Board of Directors.
         A majority of the Board of Directors shall be necessary to constitute a quorum for the transaction of business, and the act of a majority of Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.


5. BY-LAWS. The Board of Directors may adopt By-Laws for its own government not inconsistent with the Articles of




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         Incorporation or Regulations of the Corporation.

                                   ARTICLE IV
                                   ----------

                          INDEMNIFICATION AND INSURANCE
                          -----------------------------

1. INDEMNIFICATION. (a) The Corporation shall indemnify any person who was or is a party or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a Director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a Director, trustee, officer, employee or agent of another corporation, domestic or foreign, nonprofit or for profit, partnership, joint venture, trust or other enterprise, to the full extent permitted from time to time under the laws of the State of Ohio; provided, however, that the Corporation shall indemnify any such agent (as opposed to any Director, officer or employee) of the Corporation to an extent greater than that required by law only if and to the extent that the Directors may, in their discretion, so determine.

                  (b) The indemnification authorized by this Article shall not be exclusive of, and shall be in addition to, any other rights granted to those seeking indemnification hereunder or under the Articles or any agreement, vote of shareholders or disinterested Directors, or otherwise, both


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         as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a Director, trustee, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

                  (c) No amendment, termination or repeal of this Article IV shall affect or impair in any way the rights of any Director or officer of the Corporation to indemnification under the provisions hereof with respect to any action, suit or proceeding arising out of, or relating to, any actions, transactions or facts occurring prior to the final adoption of such amendment, termination or repeal.

2. LIABILITY INSURANCE. The Corporation may purchase and maintain insurance or furnish similar protection, including but not limited to trust funds, letters of credit or self-insurance, on behalf of or for any person who is or was a Director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a Director, trustee, officer, employee or agent of another corporation, domestic or foreign, nonprofit or for profit, partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to




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         indemnify him against such liability under this Article. Insurance may be purchased from or maintained with a person in which the Corporation has a financial interest.

                                    ARTICLE V
                                    ---------

                        NOMINATION OF DIRECTOR CANDIDATES
                        ---------------------------------

1. NOTIFICATION OF NOMINEES. Nominations for the election of Directors may be made by the Board of Directors or a committee appointed by the Board of Directors or by any shareholder entitled to vote in the election of Directors generally. However, any shareholder entitled to vote in the election of Directors generally may nominate one or more persons for election as Directors at a meeting only if written notice of such shareholder's intent to make such nomination or nominations has been received by the Secretary of the Corporation not less than 80 days in advance of such meeting; provided, however, that in the event that the date of the meeting was not publicly announced by the Corporation by mail, press release or otherwise more than 90 days prior to the meeting, notice by the shareholder to be timely must be delivered to the Secretary of the Corporation not later than the close of business on the tenth day following the day on which such announcement of the date of the meeting was communicated to shareholders. Each such notice shall set forth: (a) the name and address of the shareholder who intends to make the nomination and of the person or persons




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         to be nominated; (b) a representation that the shareholder is a holder of record of stock of the Corporation entitled to vote for the election of Directors on the date of such notice and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder; (d) such other information regarding each nominee proposed by such shareholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission, had the nominee been nominated, or intended to be nominated, by the Board of Directors; and (e) the consent of each nominee to serve as a Director of the Corporation if so elected.

2. SUBSTITUTION OF NOMINEES. In the event that a person is validly designated as a nominee in accordance with paragraph 1 above, and shall thereafter become unable or unwilling to stand for election to the Board of Directors, the Board of Directors or the shareholder who proposed such nominee, as the case may be, may designate a substitute nominee upon delivery, not fewer than five days prior to the date of the meeting for the election of such nominee of a written notice


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         to the Secretary setting forth such information regarding such substitute nominee as would have been required to be delivered to the Secretary pursuant to paragraph 1 above had such substitute nominee been initially proposed as a nominee. Such notice shall include a signed consent to serve as a Director of the Corporation, if elected, of each such substitute nominee.

3. COMPLIANCE WITH PROCEDURES. If the chairman of the meeting for the election of Directors determines that a nomination of any candidate for election as a Director at such meeting was not made in accordance with the applicable provisions of paragraphs 1 and 2 above, such nomination shall be void.

                                   ARTICLE VI
                                   ----------

                                   COMMITTEES
                                   ----------

1. CREATION AND ELECTION. The Board of Directors may create, from time to time and from its own number, an Executive Committee or any other committee or committees of the Board of Directors to act in the intervals between meetings of the Board of Directors and may delegate to such committee or committees any of the authority of the Board of Directors other than that of filling vacancies among the Board of Directors or in any committee of the Board of Directors. No committee shall consist of less than three Directors. The Board of Directors may appoint one or more Directors as




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         alternate members of any such committee, who may take the place of any absent member or members at a meeting of such committee. Except as above provided and except to the extent that its powers are limited by the Directors, the Executive Committee during the intervals between meetings of the Directors shall possess and may exercise, subject to the control and direction of the Directors, all of the powers of the Directors in the management and control of the business of the Corporation, regardless of whether such powers are specifically conferred by these Regulations. All action taken by the Executive Committee shall be reported to the Directors at their first meeting thereafter.

2. QUORUM AND ACTION. Unless otherwise ordered by the Board of Directors, a majority of the members of any committee appointed by the Board of Directors pursuant to this Article VI shall constitute a quorum at any meeting thereof, and the act of a majority of the members present at a meeting at which a quorum is present shall be the act of such committee. Action may be taken by any such committee without a meeting by a writing or writings signed by all of its members. Any such committee shall prescribe its own rules for calling and holding meetings and its method of procedure, subject to any rules prescribed by the Board of Directors, and shall keep a written record of all action taken by it.





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                                   ARTICLE VII
                                   -----------

                                    OFFICERS
                                    --------

1. OFFICERS. The Corporation may have a Chairman of the Board and shall have a President (both of whom shall be Directors), a Secretary and a Chief Financial Officer (who shall serve as Treasurer under Ohio law). The Corporation may also have one or more Vice-Presidents and such other officers and assistant officers as the Board of Directors may deem necessary. All of the officers and assistant officers shall be elected by the Board of Directors.

2. AUTHORITY AND DUTIES OF OFFICERS. The officers of the Corporation shall have such authority and shall perform such duties as are customarily incident to their respective offices, or as may be specified from time to time by the Board of Directors regardless of whether such authority and duties are customarily incident to such office.

                                  ARTICLE VIII
                                  ------------

                     COMPENSATION OF DIRECTORS AND OFFICERS
                     --------------------------------------

The compensation of the Directors and officers of the Corporation shall be such as the Board of Directors may from time to time designate.


                                   ARTICLE IX
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                                   AMENDMENTS
                                   ----------

These regulations may be altered, changed, amended or repealed by the written consent of the holders of record of shares entitling them to exercise not less than two-thirds of the voting power of the Corporation, or at a meeting called and held for that purpose, by the affirmative vote of the holders of record of shares entitling them to exercise not less than a majority of the voting power of the Corporation; provided, however, that paragraphs 1 and 2 of Article III and all of Article V shall not be altered, changed, amended or repealed, nor shall any provision inconsistent with such provisions be adopted, without the affirmative vote of the holders of record of shares entitling them to exercise not less than two-thirds of the voting power of the Corporation entitled to vote generally in the election of Directors.